Exhibit 99.1
                                  AMENDMENT IV
                                       TO
                       PROPORTIONAL REINSURANCE AGREEMENT


     THIS AMENDMENT IV, dated as of April 20, 2000 (the "Amendment") to the Proportional Reinsurance Agreement (the "Agreement") dated as of September 29, 1986, as amended October 1, 1988, July 16, 1992 and December 21, 1995, between DONEGAL MUTUAL INSURANCE COMPANY, a mutual casualty insurance company organized and existing under the laws of the Commonwealth of Pennsylvania ("Donegal Mutual") and ATLANTIC STATES INSURANCE COMPANY, a stock casualty insurance company existing under the laws of the Commonwealth of Pennsylvania ("Atlantic States").

                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of Donegal Mutual and Atlantic States, believe the Amendment is in the best interests of Donegal Mutual and Atlantic States and have approved the Amendment, subject to approval thereof by the Coordinating Committees of the Board of Directors of Donegal Mutual and DGI; and

     WHEREAS, the Coordinating Committee of the Boards of Directors of Donegal Mutual and DGI has determined that the Amendment is fair and equitable to DGI;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements contained herein and in the Agreement and intending to be legally bound hereby, covenant and agree as follows:

     1. Amendment of Exhibit I to the Agreement. Exhibit I to the Agreement is hereby amended and restated so that, as amended and restated, said Exhibit to the Agreement shall read in its entirety as follows:

                                   "EXHIBIT I
                       PROPORTIONAL REINSURANCE AGREEMENT

Corporate Pool Participant                             Pool Participation
--------------------------                             ------------------

Donegal Mutual Insurance Company                              30%

Atlantic States Insurance Company                             70%"

     2. Effective Date of the Amendment. The Amendment shall be effective as to the parties on July 1, 2000.


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     3. Ratification of Remainder of the Agreement. Except for the amendment to Exhibit I to the Agreement as set forth in Section 1 of this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the date and year first above written.


              [SEAL]                   DONEGAL MUTUAL INSURANCE COMPANY


Attest: /s/ Ralph G. Spontak           By: /s/ Donald H. Nikolaus
        ---------------------------        ------------------------------------
                                           Donald H. Nikolaus, President





              [SEAL]                   ATLANTIC STATES INSURANCE COMPANY



Attest: /s/ Ralph G. Spontak           By: /s/ Donald H. Nikolaus
        --------------------------         ------------------------------------
                                           Donald H. Nikolaus, President